Exhibit (h)(2)

AB ACTIVE ETFs, INC.
1345 Avenue of the Americas
New York, NY 10105

March 8, 2023

STATE STREET BANK AND TRUST COMPANY
2495 Natomas Park Drive Suite 400
Sacramento, CA 95833
Attention: Andrea Sharp
Telephone: 916-319-6688

with a copy to:

STATE STREET BANK AND TRUST COMPANY
Legal Division — Global Services Americas
One Lincoln Street
Boston, MA 02110
Attention: Senior Vice President and Senior Managing Counsel

Re:	AB ACTIVE ETFs, INC. (the “Fund”)

Ladies and Gentlemen:

Please be advised that the undersigned Fund has established three new portfolio series known as AB US Low Volatility Equity ETF, AB US High Dividend ETF and AB Disruptors ETF (the “Portfolios”).

In accordance with Section 1, Appointment of Administrator provision, of the Administration Agreement dated as of August 8, 2022, as amended, modified, or supplemented from time to time (the “Agreement”), by and between AB Active ETFs, Inc. and State Street Bank and Trust Company (“State Street”), the undersigned Fund hereby requests that State Street act as Administrator for the new Portfolios under the terms of the Agreement, and that Schedule A to the Agreement be hereby amended and restated as set forth on Exhibit A attached hereto. Further, the undersigned Fund hereby requests that State Street as Administrator render services to the new Portfolios in accordance with Schedule B6 to the Agreement, and that Annex I to Schedule B6 be hereby amended and restated as set forth on Exhibit B attached hereto. In connection with such request, the undersigned Fund hereby confirms, as of the date hereof, its representations and warranties set forth in Section 4 of the Agreement. Amended Exhibit A and Annex I also reflects the following name change:

‘AB Tax-Aware Short Duration ETF’ is currently known as ‘AB Tax-Aware Short Duration Municipal ETF’.

Please indicate your acceptance of the foregoing by executing this letter agreement and returning a copy to the Fund.

Sincerely,

AB ACTIVE ETFs, INC.

By:	/s/ Stephen J. Laffey
Name:	Stephen J. Laffey
Title:	Assistant Secretary, Duly Authorized

Agreed and Accepted:

STATE STREET BANK AND TRUST COMPANY

By:	/s/ Andrea E. Sharp
Name:	Andrea E. Sharp
Title:	Managing Director, Duly Authroized
Effective Date:	March 13, 2023

Exhibit A

ADMINISTRATION AGREEMENT

SCHEDULE A
Listing of Portfolios

AB Active ETFs, Inc.

AB Ultra Short Income ETF

AB Tax-Aware Short Duration Municipal ETF

AB Disruptors ETF

AB US High Dividend ETF

AB US Low Volatility Equity ETF

Exhibit B

ANNEX I

AB Active ETFs, Inc,

Further to the Amendment to the Administration Agreement dated as of August 8, 2022 between AB Active ETFs, Inc. (the “Company”) and State Street Bank and Trust Company (the “Administrator”), the Company and the Administrator mutually agree to update this Annex 1 by adding Portfolios as applicable:

Form N-PORT Services and Quarterly Portfolio of Investments Services
AB Active ETFs, Inc.	Service Type Standard N- PORT and N- CEN Reporting Solution (Data and Filing)
AB Ultra Short Income ETF	Monthly
AB Tax-Aware Short Duration Municipal ETF	Monthly
AB Disruptors KIT	Monthly
AB US High Dividend ETF	Monthly
AB US Low Volatility Equity ETF	Monthly

Form N-CEN Services
AB Active ETFs, Inc.

IN WITNESS WHEREOF, the undersigned, by their authorized representatives, have executed this
Annex 1 as of the last signature date set forth below.

AB ACTIVE ETFs, INC.			STATE STREET BANK AND TRUST COMPANY

By:	/s/ Stephen J. Laffey		By:	/s/ Andrea E. Sharp
	Name	Stephen J. Laffey		Name	Andrea E. Sharp
	Title:	Assistant Secretary		Title:	Managing Director
	Address:			Address:	2495 Natomas Park Drive, Ste 400
Sacramento, CA 95833

	Date:	March 8, 2023		Date:	March 13, 2023